Exhibit 10.3

                    TRANSFER, RELEASE AND INDEMNITY AGREEMENT


      This Transfer, Release and Indemnity Agreement ("Agreement") is entered into by and among Energy Conversion Devices, Inc. (the "Transferee" or "ECD"), ChevronTexaco Technology Ventures LLC, f/k/a Texaco Energy Systems LLC, f/k/a Texaco Energy Systems Inc. (the "Transferor" or "CTTV"), and Texaco Ovonic Hydrogen Systems LLC (the "Company"), as of December 2, 2004.

                              W I T N E S S E T H:

      WHEREAS, ECD and CTTV each own 50% of the equity of the Company, and are parties to the Limited Liability Company Agreement of Texaco Ovonic Hydrogen Systems LLC, dated as of October 31, 2000 (the "LLC Agreement"; terms used herein but not defined have the meaning set forth in the LLC Agreement); and

      WHEREAS, since the formation of the Company, CTTV and its predecessors in interest have satisfied in full all accrued obligations to ECD or the Company to provide funding to the Company, with CTTV and its predecessors having contributed to date property and cash valued at $62,398,000 to the capital of the Company, including $36 million paid to ECD for certain ECD technology which was then contributed to the Company pursuant to an Assignment Agreement dated October 31, 2000, and also including a payment of $4,675,000 made concurrently with the execution of this Agreement to facilitate the transactions contemplated hereby by providing a means to help defray expected costs associated with the restructuring of the Company (the "Restructuring Payment"); and

      WHEREAS, ECD and CTTV have determined that it is in their mutual interest to restructure the ownership of the Company, so that it will continue as a limited liability company but under the sole ownership of ECD, and to terminate the existing Limited Liability Agreement of the Company dated October 31, 2000; and

      WHEREAS, CTTV desires to transfer its interest in the Company to ECD, and be relieved of and indemnified against any continuing obligations to ECD, its affiliates, or the Company with respect to the Company's funding, business or operations, and to be relieved of any restrictions on the scope of future investments, business or operations of CTTV or its affiliates (except as expressly provided herein or in the Transaction Agreements referenced in Section 2 below); and

      WHEREAS, ECD and the Company desire that ECD shall accept the transfer of CTTV's interest in the Company, pursuant to the terms hereof, and relieve CTTV of any continuing obligations to ECD, its affiliates, or the Company with respect to the Company's funding, business or operations, including any restrictions of the scope of future investments, business or operations of CTTV or its affiliates (except as expressly provided herein or in the Transaction Agreements referenced in Section 2 below); and

      WHEREAS, as a result of the transfer and other transactions to be accomplished hereby and by the termination of the LLC Agreement, ECD will continue as the sole member of the Company and CTTV shall be released and indemnified from any obligation or liability associated with the Company or its business.

      NOW THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, ECD, the Company and CTTV hereby agree as follows:

      1. Transfer of Interest; Payment of Restructuring Payment.
         ------------------------------------------------------

      (a) CTTV hereby grants, sells, conveys, assigns and delivers to ECD, and ECD accepts, all of CTTV's Interest in the Company. As a result thereof, and of the other transactions to be accomplished hereby and by the termination of the LLC Agreement, ECD shall be the sole member of the Company and CTTV shall be relieved of all obligations and liabilities with respect to such Interest, the Company and its business.

      (b) Upon execution of this Agreement, CTTV shall deliver to ECD the Restructuring Payment, in the form of a cashier's check or wire transfer in immediately available funds.

      2. Transaction Agreements. In connection with this Agreement and the
         ----------------------
transactions contemplated herein, the following agreements are being executed concurrently (collectively, the "Transaction Agreements"):

         (a) A Termination Agreement of the Confidentiality Agreement dated October 31, 2000, between the ECD, CTTV and the Company;

         (b) A Termination Agreement of the Limited Liability Company Agreement dated October 31, 2000, between ECD and CTTV;

         (c) An Amendment and Restatement of the Technology License Agreement dated October 31, 2000, by and among ECD, CTTV and the Company;

         (d) A Termination Agreement of the TESI Service Agreement dated October 31, 2000, between CTTV and the Company;

         (e) A Termination Agreement of the Trade Name License Agreement dated October 31, 2000, between Texaco Inc. and the Company;

         (f)   Resignations of CTTV's representatives to the Management
               Committee;

         (g) A Vehicle Termination Agreement pursuant to which CTTV and ECD agree to destroy a vehicle developed pursuant to Section 4.4 of an agreement dated January 20, 2002 between ECD and CTTV; and

         (h) A Vehicle Indemnification and Release Agreement pursuant to which TOHS assumes all liabilities and obligations associated with or arising from a different vehicle owned and modified by it and TOHS and ECD grant a general release and indemnification in favor of CTTV with respect thereto.

      3. Representations of CTTV. CTTV represents to ECD and the Company as
         -----------------------
follows:

            (a) Organization. CTTV is a limited liability company duly organized and validly existing under the laws of the State of Delaware. CTTV has the full power and authority to execute, deliver and perform its obligations under this Agreement and the Transactions Agreements to which it is a party.

            (b) Authority. The execution and delivery of this Agreement by CTTV and the Transaction Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action on the part of CTTV.

            (c) Enforceability. This Agreement and the Transaction Agreements to which CTTV is a party, constitute the legal, valid and binding obligation of CTTV, enforceable against CTTV in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to the principles of equity (whether enforcement is sought in a proceeding in equity or at law).

            (d) No Conflicts. Neither the execution nor delivery of this Agreement or the Transaction Agreements, nor the consummation of the transactions contemplated hereby or thereby by CTTV will violate, require a consent (other than the consent of ECD or the Company, which ECD and the Company hereby grant), or cause a default under any agreement to which CTTV is a party. Assuming the veracity of the representations and warranties of ECD contained in this Agreement and the Transaction Agreements, no consent, approval or filing with any Governmental Body is required to authorize the execution and delivery of this Agreement by CTTV or the Transaction Agreements to which it is a party, or CTTV's performance of the terms of this Agreement or such Transaction Agreements.

            (e) Litigation. There is no action, suit, proceeding, claim or investigation by any person, entity, administrative agency or Governmental Body pending or, to the knowledge of CTTV, threatened, against CTTV that impedes or is likely to impede CTTV's ability to consummate the transactions contemplated by this Agreement or the Transaction Agreements to which it is a party.

            (f) Title. CTTV represents and warrants that, except as set forth in the LLC Agreement, its Interest in the Company is free and clear of all Liens.

      4. Representations of ECD. ECD represents and warrants to CTTV and the
         ----------------------
Company as follows:

            (a) Organization. ECD is a corporation duly organized and validly existing under the laws of the State of Delaware. ECD has the full power and authority to execute, deliver and perform its obligations under this Agreement and the Transaction Agreements to which it is a party.

            (b) Authority. The execution and delivery of this Agreement by ECD and the Transaction Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action on the part of ECD.

            (c) Enforceability. This Agreement and the Transaction Agreements to which ECD is a party, constitute the legal, valid and binding obligation of ECD, enforceable against ECD in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to the principles of equity (whether enforcement is sought in a proceeding in equity or at law).

            (d) No Conflicts. Neither the execution nor delivery of this Agreement or the Transaction Agreements, nor the consummation of the transactions contemplated hereby or thereby by ECD will violate, require a consent, or cause a default under any agreement to which ECD is a party. Assuming the veracity of the representations and warranties of CTTV contained in this Agreement and the Transaction Agreements, no consent, approval or filing with any Governmental Body is required to authorize the execution and delivery of this Agreement by ECD or Transaction Agreements to which it is a party, or ECD's performance of the terms of this Agreement or such Transaction Agreements.

            (e) Litigation. There is no action, suit, proceeding, claim or investigation by any person, entity, administrative agency or Governmental Body pending or, to the knowledge of ECD, threatened, against ECD that impedes or is likely to impede ECD's ability to consummate the transactions contemplated by this Agreement or the Transaction Agreements to which it is a party.

            (f) Investment Intent. ECD is a member of the Company and desires to increase its investment interest in the Company. ECD is acquiring CTTV's Interest for investment purposes only, and not with a view to the resale or distribution thereof.

            (g) Accredited Investor. ECD is an "Accredited Investor" within the meaning of the Securities Act of 1933, and is a sophisticated investor with full access to information about the Company, capable of fending for itself, and has received no information about the Company from CTTV and is in no way looking to or relying on CTTV for any such information.

      5. Representations of the Company. The Company represents to CTTV and ECD
         ------------------------------
that it is duly organized and in good standing as a Delaware limited liability company, has all necessary authority to enter into this Agreement and the Transaction Agreements to which it is a party, and such agreements constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to the principles of equity (whether enforcement is sought in a proceeding in equity or at law).

      6. Mutual Releases.
         ---------------

      (a) ECD and Company Release. ECD and Company hereby unconditionally and irrevocably compromise, settle and fully release and forever discharge CTTV, its Affiliates (including without limitation ChevronTexaco Corporation and any entity in which ChevronTexaco Corporation owns directly or indirectly ten percent (10%) or more of the shares entitled to vote at a general election of directors), and their respective shareholders, members, partners, directors, managers, officers, employees, consultants and agents (collectively the "CTTV Parties"), from any and all damages, losses, deficiencies, liabilities, taxes, obligations, penalties, judgments, settlements, claims (including, without limitation, patent infringement claims), demands, payments, fines, interests, costs and expenses (including, without limitation, the costs and expenses of any and all Proceedings and demands, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys', accountants', consultants' and other professionals' fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), including consequential damages and punitive damages (collectively, "Losses"), which any of them now has, in the past had or in the future may have against the CTTV Parties or any of them, whether known or unknown, asserted or unasserted, that directly or indirectly in any way relate to, are based upon, or arise out of CTTV's interest, relationship, participation or involvement with the Company or its business, including without limitation, any further rights, liabilities, obligations or claims under the LLC Agreement or the Associated Agreements (including those intended to survive termination thereof and any contribution obligations under the LLC Agreement); provided the foregoing shall not release CTTV from any agreements or obligations, or any liability to ECD for failure to perform the same, of CTTV expressly set forth in this Agreement or the Transaction Agreements.

      (b) CTTV Release. CTTV hereby unconditionally and irrevocably compromises, settles and fully releases and forever discharges ECD, its Affiliates, and their respective shareholders, members, partners, directors, managers, officers, employees, consultants and agents (collectively the "ECD Parties"), from any and all Losses, which it now has, in the past had or in the future may have against the ECD Parties or any of them, whether known or unknown, asserted or unasserted, that directly or indirectly in any way relate to, are based upon, or arise out of ECD's interest, relationship, participation or involvement with the Company or its business, including without limitation any further rights, liabilities, obligations or claims under the LLC Agreement or the Associated Agreements (including those intended to survive termination thereof and any contribution obligations under the LLC Agreement); provided the foregoing shall not release ECD or the Company from any agreements or obligations, or any liability to CTTV for failure to perform the same, of ECD or the Company expressly set forth in this Agreement or the Transaction Agreements (including without limitation Section 7 of this Agreement).

      (c) The foregoing releases are expressly intended to apply notwithstanding any act or omission by CTTV Parties or the ECD Parties, including any negligent acts or omissions by the same.

      7. Transferee and Company Indemnification. As an essential consideration
         --------------------------------------
for CTTV's agreement to consummate the transactions contemplated hereby and in the Transaction Agreements, and notwithstanding anything contained in Section 6(b) to the contrary, ECD and the Company hereby agree to jointly and severally defend, protect, indemnify and hold harmless each CTTV Party, from and against any and all Losses arising from any and all Proceedings in which a CTTV Party may be involved, or threatened to be involved, as a party or otherwise, arising out of, resulting from, or relating or incidental to (a) the Company or its business, or such CTTV Party's interest, relationship, participation or involvement therein, including without limitation any acts or omissions of such CTTV Party as a member or manager of the Company and any obligations or liabilities under the LLC Agreement and the Associated Agreements and (b) any misrepresentation, omission, nonfulfillment or breach by ECD or the Company of any covenant, representation or warranty set forth in this Agreement or any Transaction Agreement. The indemnification granted above (i) shall not be deemed exclusive of, and shall not limit, any other rights or remedies to which any CTTV Party may be entitled or which may otherwise be available to any CTTV Party at law or in equity, (ii) shall inure to the benefit of the heirs, successors, assigns and administrators of the CTTV Parties and (iii) shall remain and be in full force and effect even if any such Loss directly or indirectly results from, arises out of, or relates to or is asserted to have resulted from, arisen out of, or related to, in whole or in part, one or more negligent acts or omissions (or other concepts of liability or fault) of the CTTV Parties. Any indemnified party shall provide reasonable cooperation in connection with the defense by ECD and the Company of any indemnified Loss.

      8. Miscellaneous.
         -------------

            (a) Further Assurances. Each party hereto at the reasonable request of the other, shall execute and deliver, or shall cause to be executed and delivered from time to time, such further certificates, agreements or instruments of conveyance and transfer, assumption, release and acquittance and shall take such other action as the other party hereto may reasonably request to consummate or implement the transactions contemplated by this Agreement.

            (b) Notices. Any notice, communication, request, instruction or other document required or permitted hereunder shall be given in writing and shall be deemed given as follows: (i) by personal delivery when delivered personally, (ii) by overnight courier upon written verification of receipt, (iii) by telecopy or facsimile transmission when confirmed by telecopier or facsimile transmission, or (iv) by certified or registered mail, return receipt requested, five (5) days after deposit in the mail. All notices shall be delivered to the address of Transferee, Transferor or the Company as set forth below:

            SELLER: ChevronTexaco Technology Ventures LLC 3901 Briar Park, Room 612
                                  Houston, Texas  77042
                                  Attention:  Gregory M. Vesey
                                  Tel:  (713) 954-6197
                                  Fax:  (713) 954-6016

            BUYER:                Energy Conversion Devices Inc.
                                  2956 Waterview Drive
                                  Rochester Hills, Michigan  48309
                                  Attention:  Stanford R. Ovshinsky
                                  Tel:  (248) 293-0440
                                  Fax:  (248) 844-1214

            COMPANY: Texaco Ovonic Hydrogen Systems LLC c/o Energy Conversion Devices Inc. 2956 Waterview Drive
                                  Rochester Hills, Michigan  48309
                                  Attention:  Stanford R. Ovshinsky
                                  Tel:  (248) 293-0440
                                  Fax:  (248) 844-1214

      Any party may, by written notice so delivered, change its address for notice purposes hereunder.

            (c) Choice of Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Texas, without giving effect to principles of conflicts of law.

            (d)   Dispute Resolution.

      (i) The parties shall attempt within thirty (30) days after the date (the "Issue Date") an issue is presented to it in good faith to resolve any dispute, controversy or claim related to this Agreement, including any dispute over the breach, interpretation, or validity, but not the termination, of this Agreement.

      (ii)  If the parties cannot so resolve any such dispute referred in clause
            (i) above within such thirty (30) day period, the parties agree to attempt in good faith to settle any such dispute over the breach, interpretation or validity of this Agreement, as well as a dispute over the termination of this Agreement (all of which such possible disputes are hereinafter collectively referred to as the "Dispute"), by submitting the Dispute to mediation in Houston, Texas, under the Commercial Mediation Rules of the American Arbitration Association ("AAA"), within sixty (60) days after the Issue Date and may use any mediator in Houston, Texas upon which they mutually agree. If the parties have been unable to mutually agree upon a mediator within seventy five (75) days after the Issue Date, the case shall be referred to arbitration in accordance with the following paragraph. The cost of the mediator will be split equally between ECD and the Company, on the one hand, and CTTV, on the other hand, unless they agree otherwise.

      (iii) IF THE PARTIES ARE UNSUCCESSFUL IN THEIR GOOD FAITH ATTEMPT TO MEDIATE THE DISPUTE OR SELECT A MUTUALLY AGREED UPON MEDIATOR, THE DISPUTE SHALL BE SUBMITTED TO, AND SETTLED BY, BINDING ARBITRATION IN HOUSTON, TEXAS. THE PARTIES SHALL, WITHIN TWENTY (20) DAYS AFTER THE FORMAL CONCLUSION OF THE MEDIATION (OR 75 DAYS AFTER FAILURE TO SELECT A MUTUALLY AGREED UPON MEDIATOR) BUT NOT LATER THAN ONE HUNDRED TWENTY (120) DAYS AFTER THE ISSUE DATE, SELECT A MUTUALLY AGREED UPON SINGLE ARBITRATOR AND MAY UTILIZE ANY FORMAT AND RULES FOR THE BINDING ARBITRATION UPON WHICH THEY MAY MUTUALLY AGREE. IF THE PARTIES ARE UNABLE TO SO AGREE, THE DISPUTE SHALL BE SUBMITTED TO A SINGLE ARBITRATOR IN HOUSTON, TEXAS, UNDER THE COMMERCIAL ARBITRATION RULES OF THE AAA, WHICH PROCEEDINGS SHALL BE CONDUCTED IN ENGLISH. SHOULD THE PARTIES BE UNABLE TO AGREE ON A CHOICE OF ARBITRATOR WITHIN THIRTY (30) DAYS FROM THE DATE OF THE AFORESAID SUBMISSION TO ARBITRATION, THE AAA SHALL FURNISH TO EACH PARTY A LIST OF THREE NAMES AND THE SELLER AND THE BUYER SHALL EACH STRIKE ONE NAME, THEREBY NOMINATING THE REMAINING PERSON AS THE ARBITRATOR. IF MORE THAN ONE NAME REMAINS, THE AAA WILL CHOOSE AN ARBITRATOR FROM THE LIST OF REMAINING NAMES. IN NO EVENT IS THE ARBITRATOR AUTHORIZED OR EMPOWERED TO AWARD PUNITIVE OR CONSEQUENTIAL DAMAGES OR DAMAGES IN EXCESS OF ACTUAL DIRECT DAMAGES. THE ARBITRATION AWARD SHALL BE IN ENGLISH AND IN WRITING AND SHALL SPECIFY THE FACTUAL AND LEGAL BASIS FOR THE AWARD. JUDGMENT UPON ANY AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT WITH JURISDICTION. THE PREVAILING PARTY SHALL BE ENTITLED TO

            REASONABLE ATTORNEYS' FEES IN ANY COURT PROCEEDING RELATING TO THE ENFORCEMENT OR COLLECTION OF ANY AWARD OR JUDGMENT RENDERED BY THE ARBITRATOR UNDER THIS AGREEMENT.

      (iv) Notwithstanding any of the foregoing, any party may request injunctive relief and/or equitable relief from the arbitrators or the court in order to protect the rights or property of such party pending the resolution of the dispute as provided hereunder.

            (e) Entire Agreement; Amendment. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions, representations and prior agreements and understandings relating to such subject matter. No amendment of this Agreement shall be binding unless mutually agreed to in writing.

            (f) Successors and Assigns; Assignments; No Third Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and, except as otherwise prohibited, their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party without the prior written consent of the other parties. Nothing in this Agreement shall or is intended to confer upon any other person or entity any benefits, rights or remedies except for the benefits, rights and remedies of the CTTV Parties and the ECD Parties in Sections 6 and 7. Nothing in this Agreement shall constitute recognition by any party of any claims of any third party.

            (g) Severability. If any provision herein is contrary to any lawful statute, rule, regulation, proclamation or other lawful mandate whatsoever, whether or not listed, this Agreement shall be construed as modified to the extent necessary to conform with such legal strictures. The provisions of this Agreement are severable to the extent the partial invalidity of one or more provisions will not affect the validity of the Agreement as a whole so long as the economic or legal substance of the transactions contemplated hereby is not affected in any materially adverse manner as to any party hereto.

            (h) Waiver. Any party may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto or (ii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between the parties, shall constitute a waiver of any such right, power or remedy. No waiver by a party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

            (i) Expenses. All costs and expenses, including without limitation, fees and disbursements of counsel, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

            (j) Counterparts. This Agreement may be executed in several counterparts, and by different parties in separate counterparts, which when taken together shall be deemed to constitute one and the same instrument.

            (k) Facsimile Signatures. This Agreement shall become effective upon execution and delivery hereof by the parties hereto; delivery of this Agreement may be made by facsimile to the parties with original copies promptly to follow by overnight courier.

            (l) Headings. The headings of the Sections, Schedules and Exhibits of this Agreement are for guidance and convenience of reference only and have no significance in the interpretation of this Agreement or any Schedule or Exhibit hereto.

            (m) Books and Records. For a period of five years after the Effective Date or such longer period as may be prescribed by law, ECD and the Company will preserve and retain the books and records of the Company and make such books and records available at the then current administrative headquarters of the Company to CTTV and its officers, employees, agents and representatives, upon reasonable notice and at reasonable times, it being understood that CTTV shall be entitled to make copies of any such books and records as shall be reasonably necessary.


                          [SIGNATURE PAGE FOLLOWS]

            EXECUTED on behalf of Transferor, Transferee and the Company as of the date first above written.

                       TRANSFEROR:
                       -----------
                                CHEVRONTEXACO TECHNOLOGY VENTURES LLC


                                By: /S/ Gregory M. Vesey
                                   --------------------------------------------
                                   Gregory M. Vesey
                                   President

                       TRANSFEREE:
                       -----------

                                ENERGY CONVERSION DEVICES, INC.


                                By: /S/ Robert C. Stempel
                                   --------------------------------------------
                                   Robert C. Stempel
                                   Chairman

                       COMPANY:
                       --------

                                TEXACO OVONIC HYDROGEN SYSTEMS LLC

                                By: ENERGY CONVERSION DEVICES, INC.,
                                    a member and the sole member after the
                                    transactions contemplated hereby


                                    By: /S/ Robert C. Stempel
                                    -------------------------------------------
                                    Robert C. Stempel
                                    Chairman

                                By: CHEVRONTEXACO TECHNOLOGY VENTURES LLC,
                                    a member


                                    By: /S/ Gregory M. Vesey
                                    -------------------------------------------
                                    Gregory M. Vesey
                                    President

          [SIGNATURE PAGE TO TRANSFER, RELEASE AND INDEMNITY AGREEMENT]